______	No. of American Depositary Shares
Number

Each American Depositary Share
Represents one Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
exchangeable bearer depositary receipts for
ORDINARY SHARES
with a nominal value of Eur 0.24 each
of
ING GROEP N.V.
(Incorporated under the laws of The Netherlands)
No.
JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that _____ is the owner of _____ American Depositary Shares, representing deposited exchangeable bearer depositary receipts issued by Stichting ING Aandelen (the "Trustee"), the trust office designated pursuant to Article 17 of the Articles of Association, as amended, of the Company, for ordinary shares (the "Ordinary Shares"), of ING Groep N.V., a Naamloze Vennootschap (public limited liability company) organized under the laws of The Netherlands (the "Company"). Each Share means such receipts (or rights thereto) for one Ordinary Share. At the date hereof, each American Depositary Share represents one Share deposited under the Deposit Agreement (hereinafter defined) at the principal office of the custodian for the Shares (the "Custodian"). Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1) The Deposit Agreement. This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of March 17, 2004 (as amended from time to time, the "Deposit Agreement") by and among the Company, the Trustee, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer office. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2) Withdrawal of Deposited Securities. Upon receipt at the Depositary's Office or at such other offices as the Depositary may designate of both (a) a Holder's written order directing the Depositary to cause the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt to be withdrawn and delivered to or upon the written order of the person or persons designated in such order and (b) a certificated Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary) or, in the case of a Direct Registration Receipt, proper instruments of transfer in blank, to the extent required by the Depositary, and, payment of the fee of the Depositary provided for in paragraph (8) of this Receipt, the Depositary shall (i) cancel such certificated Receipt or make a notation on the Direct Registration System reflecting the cancellation of such Direct Registration Receipt, as the case may be, and (ii) direct the Custodian to deliver, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such order, the Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt, and the Custodian shall so deliver such Deposited Securities, to an account designated by such Holder with Euroclear or an institution that maintains accounts with Euroclear, except that the Depositary may, at the request, risk and expense of the Holder, make delivery of such Deposited Securities (other than Shares) to such person or persons at the Depositary's Office or at any other place specified by the Holder in such order. Directions shall be given by letter or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A. (1) to Form F-6 under the Securities Act of 1933.

(3) Transfers, Split-ups and Combinations. Subject to paragraph (4), this Receipt is transferable on the Receipt Register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt Register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the mutual request of the Company and the Trustee. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4) Certain Limitations. Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary, the Company, the Trustee or the Custodian may require: (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement. The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting of Shareholders or any payment of dividends. The Depositary may issue Receipts against rights to receive Shares from the Company, the Trustee, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions. Unless requested in writing by the Company and the Trustee to cease doing so on at least two business days prior notice, the Depositary may issue Receipts against other rights to receive Shares only if (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (y) each recipient of such Receipts represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all such Receipts evidence not more than 20% of all American Depositary Shares (excluding those evidenced by such Receipts). Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights. The Depositary will execute and deliver Receipts only in accordance with Section 2.03 of the Deposit Agreement and paragraphs (3), (4), (12) and (15). The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the securities laws in the United States.

(5) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply the amount so withheld or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights benefiting a person other than the Trustee or holders of such Shares, that the person making such deposit is duly authorized so to do and that such Shares are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7) Disclosure of Interests. To the extent that provisions of or governing any Deposited Securities may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary has agreed to use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders and all persons taking and holding Receipts thereby agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with such Company instructions.

(8) Charges of Depositary. The Depositary will charge each person to whom Receipts (including Receipts issued through the Direct Registration System) are delivered against deposits of Shares, and each person surrendering Receipts (including Receipts issued through the Direct Registration System), U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered. To the extent an issuance fee was charged on the deposit of Shares against the creation of Restricted ADSs, no additional issuance fee, or cancellation fee, shall be charged to the Holder thereof in connection with the removal of the restricted legend placed upon such Restricted ADSs and the issuance of unrestricted American Depositary Shares to such Holder. The Company will pay all other charges and expenses of the Depositary, any Receipt registrar, co-transfer agent, co-registrar and any other agent of the Depositary (except the Custodian) in accordance with written agreements entered into between the Depositary and the Company from time to time, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date of the Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). The provisions in respect of these charges may be changed in the manner indicated in paragraph (20).

(9) Title to Receipts. Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11) Available Information. The Company is subject to periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers and, accordingly, files certain reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at 100 F Street N.E., Washington, D.C. 20549.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The address of the Depositary's Office is 4 New York Plaza, New York, New York 10004.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(12) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, as promptly as practicable distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes, or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars. Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars to the Holders entitled thereto as in the case of a distribution received in cash. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company or Trustee shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sales, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will, with consent of the Company (which consent will not be unreasonably withheld), distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as, after consultation with the Company, it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company and Trustee each furnishes certain evidence or opinions in respect of United States securities laws (which neither the Company nor the Trustee has any obligation to do).

(13) Record Dates. Whenever any distribution is being made with respect to any Deposited Securities or any meeting of holders of Ordinary Shares, Shares or other Deposited Securities is being held, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary may fix a record date (which shall, to the extent practicable, be the same as any corresponding record date set by the Company with respect to the Ordinary Shares or the Trustee with respect to the Shares and, if different, shall be set after consultation with the Company, if practicable) for the determination of the Holders of Receipts evidencing the American Depositary Shares representing such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter, subject to the provisions of the Deposit Agreement.

(14) Voting of Deposited Securities. The Trustee is the holder of all Ordinary Shares underlying the Shares and has sole power to vote such Ordinary Shares other than any Ordinary Shares with respect to which the Trustee has granted a power of attorney to a holder pursuant to Article 4 of the Amendment of Trust Conditions after such holder has given proper notice to the Company of such holder=s intention to attend the general meeting of shareholders of the Company, in which case the Trustee shall not exercise the voting rights for such Ordinary Shares. Before exercising any of its voting rights with respect to the Ordinary Shares, the Trustee shall solicit voting instructions from each holder of Shares in the manner specified below. The Company shall give or cause to be given to the Depositary any required published announcement of any meeting of shareholders, along with any documents which such announcement provides are available free of charge to the holders of the Shares, or any notice or solicitation materials as the case may be, each in English. As soon as practicable after receipt of such announcement and documents or any notice of any meeting or solicitation of instructions from holders of Ordinary Shares, Shares or other Deposited Securities, the Depositary shall at the cost and expense of the Company, transmit a notice to Holders in a manner reasonably similar to that for holders of Ordinary Shares, Shares or other Deposited Securities, or in such other manner as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement to transmit a notice to Holders which sets forth (a) any information that is contained in such announcement or any notice or solicitation materials, as the case may be, together with a statement that any documents referenced in such announcement, notice or solicitation materials are available free of charge to such Holders, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts, and exercisable at such meeting, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to instruct the Trustee to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Trustee to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Deposited Securities. If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder=s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall not represent such Deposited Securities at any meeting or provide any instructions with respect to such Shares to the Trustee or exercise any voting rights with respect to such Deposited Securities, discretionary or otherwise. Under current law, only those holders of Shares on the books of the Trustee seven calendar days prior to the meeting may vote at such meeting. The Depositary shall review its records to ensure that registered Holders who provide voting instructions with respect to American Depositary Shares hereunder were Holders of an equal number of American Depositary Shares on the seventh day prior to the meeting and, to the extent, such Holder was not a Holder on such date or held fewer Shares on such date, shall disregard or revise, as the case may be, such Holder=s voting instructions. The Depositary shall have no obligations with respect to American Depositary Shares beneficially held through any Holder, including, without limitation, The Depository Trust Company.

(15) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or the Trustee or to which either is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may, with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

(16) Reports; Inspection of Register. The Depositary will make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available by the Company to the holders of Ordinary Shares, Shares or Deposited Securities. The Depositary will also transmit or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(17) Withholding. In connection with any distribution to Holders, the Company and the Trustee will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company or Trustee, as the case may be, and owing to such authority or agency by the Company or Trustee, as the case may be; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward, in a timely manner, to the Company such information from its records (including, if necessary or appropriate, original documents) as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. To the extent practicable and not cost prohibitive, the Depositary will cooperate with the Company in efforts to establish or maintain arrangements to obtain benefits under any applicable Netherlands tax treaties for Holders. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(18) Liability of the Company and the Depositary Neither the Depositary, its agents nor the Company or Trustee shall incur any liability if, by reason of any present or future law, the provisions of or governing any Deposited Securities, act of God, war or other circumstances beyond its control, the Depositary, its agents or the Company or Trustee shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Each of the Company, the Trustee, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence or bad faith. Neither the Depositary, its agents nor the Company or Trustee will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, its agent, the Company and the Trustee may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company and Trustee have each jointly and severally agreed to indemnify the Depositary, the Custodian, any Receipt registrar, co-transfer agent, co-registrar or any other agent of the Depositary appointed under the Deposit Agreement (the "indemnified persons") against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any indemnified person, except to the extent such loss, liability or expense is (x) due to negligence or bad faith of such indemnified person or (y) effectively indemnified against by any provider of an indemnity satisfactory to it pursuant to Section 5.03(a) of the Deposit Agreement, or (ii) by the Company, Trustee or any of their respective agents, or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933. Each indemnified person shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of such indemnified person.

(19) Resignation and Removal of Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement. The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary. Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (v) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders. Every Holder at the expiration of such thirty (30) days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after ninety (90) days after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment within such ninety (90) days. After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six (6) months from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.